EXHIBIT INDEX


3.2     Copy of the Amended and Restated By-laws of IDS Life Insurance Company.

4.14    Form of Traditional IRA or SEP-IRA Annuity Endorsement (form 131061).

4.15    Form of Roth IRA Annuity Endorsement (form 131062).

5.      Opinion of Counsel regarding legality of Contracts.

23.     Consent of Independent Auditors.

24.2    Power of Attorney, dated Sept. 11, 2002.

24.3    Power of Attorney, dated April 16, 2003.